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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

             FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST 2000-1

                                   $75,000,000
                       7.49% Asset Backed Notes, Class A-1

                                   $99,600,000
                       7.77% Asset Backed Notes, Class A-2

                                   $14,052,729
                        7.95% Asset Backed Notes, Class B




                             UNDERWRITING AGREEMENT


                                                                  March 31, 2000
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
As Representative of the several Underwriters
World Financial Center
North Tower
New York, New York  10281-1201

Dear Sirs:

         First Sierra Receivables III, Inc., a Delaware corporation (the "Depositor"), and a wholly owned subsidiary of SierraCities.com Inc., a Delaware corporation ("SierraCities.com"), hereby confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Depositor and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $75,000,000 aggregate principal amount of 7.49% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $99,600,000 aggregate principal amount of 7.77% Asset Backed Notes, Class A-2 (the "Class A-2 Notes," and together with the Class A-1 Notes, the "Class A Notes") and $14,052,729 aggregate principal amount of 7.95% Asset Backed Notes, Class B (the "Class B Notes," and together with the Class A Notes, the "Notes") of the First Sierra Healthcare Equipment Contract Trust 2000-1 (the "Trust") under the terms and conditions contained herein.

         The Notes will be issued pursuant to an indenture, to be dated as of March 1, 2000 (the "Indenture"), among the Trust, SierraCities.com, as servicer (in such capacity, the "Servicer"), and Bankers Trust Company ("Bankers Trust"), as trustee (the "Indenture Trustee"). The Trust


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will issue to the Depositor a certificate (the "Trust Certificate," and together with the Notes, the "Securities") pursuant to a trust agreement, to be dated as of March 1, 2000 (the "Trust Agreement"), among the Depositor, the Servicer and Christiana Bank & Trust Company, as owner trustee (the "Owner Trustee"). Each Note will represent an obligation of, and the Trust Certificate will represent an undivided interest in, the Trust. Payments in respect of the Trust
Certificate will be subordinate to payments in respect of the Notes to the extent described in the Indenture and the Trust Agreement.

         The Notes will be secured by the assets of the Trust (the "Trust Assets") which will consist primarily of a pool of direct finance lease and commercial loan contracts (collectively, the "Initial Contracts"), payments made on the Contracts after March 1, 2000 (the "Initial Transfer Date"), amounts on deposit in a pre-funding account (the "Pre-Funding Account"), a capitalized interest account (the "Capitalized Interest Account"), a supplemental interest reserve account (the "Supplemental Interest Reserve Account"), security interests in the equipment or other property (the "Equipment") securing the Contracts (including certain recoveries on the Contracts but excluding residual proceeds, if any) and certain other property. The Trust Assets also will include certain rights under the (i) master agreement, dated October 1, 1999, as amended by the amendment to master agreement dated as of March 1, 2000 (the "Master Agreement"), between Sky Financial Solutions, Inc. ("Sky"), as seller, and SierraCities.com, as purchaser, by which SierraCities.com will acquire the Contracts, (ii) reserve pool equal to 2.35% of the aggregate purchase cost of the Contracts (the "Reserve Pool"), (iii) guaranty, dated as of December 1, 1999 (the "Guaranty"), executed by Sky Financial Group, Inc. (the "Sky Parent") in favor of SierraCities.com, and assigned to the Trust, (iv) letter of credit dated December 30, 1999 issued by Sky Bank Salineville ("Issuing Bank No. 1") and confirmed by The Northern Trust Company ("Confirming Bank No. 1") in favor of SierraCities.com in the amount of $10 million and transferred to the Trust as new beneficiary thereunder, ("Letter of Credit No. 1") and (v) letter of credit dated December 30, 1999 issued by Mid Am Bank, Toledo ("Issuing Bank No. 2" and, together with Issuing Bank No. 1, the "Issuing Banks") and confirmed by Bank One, N.A., Chicago ("Confirming Bank No. 2" and, together with Confirming Bank No. 1, the Confirming Banks") in favor of SierraCities.com in the amount of $10 million and transferred to the Trust as new beneficiary thereunder, ("Letter of Credit No. 2" and together with Letter of Credit No. 1, the "Letters of Credit") (the Issuing Banks and the Confirming Banks are hereinafter collectively referred to as the "Letter of Credit Banks").

         The Initial Contracts will be or previously have been sold by SierraCities.com to the Depositor pursuant to the lease acquisition, sale and contribution agreement, dated as of March 1, 1999 (the "Contribution Agreement"), between SierraCities.com Inc., as seller (in such capacity, the "Seller"), and the Depositor, as purchaser. The Depositor, which has previously entered in an Investment Agreement, dated March 1, 1997, as amended and restated by agreement dated as of March 25, 1998 (the "Investment Agreement"), among the Depositor, as seller, SierraCities.com, as servicer, Bankers Trust, as trustee, and the Investors named therein, pursuant to which the Initial Contracts were placed in warehouse trusts. On the Initial Transfer Date, the Warehouse Trusts (as hereinafter defined) and the Depositor will sell the Initial Contracts to the Trust pursuant to a Receivables Transfer Agreement, dated as of March 1, 2000 (the "Receivables Transfer Agreement"), among First Sierra Equipment Lease Trust 1997-A, First Sierra Equipment Lease Trust 1997-B, First Sierra Equipment Lease Trust 1998-E and First Sierra


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Equipment Lease Trust 1999-H (the "Warehouse Trusts") and the Depositor, as
sellers (the "Sellers"), the Investors named therein and the Trust. From time to time during the Pre-Funding Period (as such term is defined in the Receivables Transfer Agreement), pursuant to the Contribution Agreement, SierraCities.com will be obligated to sell, and the Depositor will be obligated to purchase, additional direct finance lease and commercial loan contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts"), which Subsequent Contracts will be described in one or more agreements between SierraCities.com and the Depositor (each, a "Subsequent Contribution Agreement"), dated as of the related date of transfer (each, a "Subsequent Transfer Date" and together with the Initial Transfer Date, the "Transfer Dates"). The Subsequent Contracts will in turn be sold by the Sellers to the Trust pursuant to the Receivables Transfer Agreement and one or more agreements among the Sellers, the Investors named therein and the Trust ("Subsequent Transfer Agreements"). The maximum aggregate discounted contract principal amount of Subsequent Contracts to be sold during the Pre-Funding Period by SierraCities.com to the Sellers and then conveyed by the Sellers to the Trust is $17,500,000.

         The Indenture, the Contribution Agreement, each Subsequent Contribution Agreement, the Receivables Transfer Agreement, each Subsequent Transfer Agreement, the Trust Agreement and the servicing agreement, to be dated as of March 1, 2000 (the "Servicing Agreement"), among the Trust, the Servicer and the Indenture Trustee, are referred to herein collectively as the "Transaction Documents". "Collateral" shall mean the (i) Contracts, (ii) security interests in the equipment and other property securing the Contracts (the "Equipment"),
(iii) SierraCities.com's rights under the Guaranty and the Master Agreement,
(iv) Letters of Credit, and (v) proceeds of the Collateral described in clauses
(i) through (iv). "Trust Estate Collateral" shall mean Collateral and also shall include all amounts on deposit in the Reserve Account, the Collection Account, the Capitalized Interest Account, the Supplemental Interest Account, the Letter of Credit Deposit Account and the Lockbox Account. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement or the Indenture, as the case may be.

         The Depositor and SierraCities.com understand that the Underwriters propose to make a public offering of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-12199) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Equipment Lease Backed Notes and Equipment Lease Backed Certificates (issuable in series), which registration statement, as amended at the date hereof, has become effective and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement meets the requirements set forth in Rule 415(a)(1) under the 1933 Act and complies in all other material respects with such Rule. The Depositor proposes to file with the Commission pursuant to Rule 424(b)(2) under the 1933 Act a supplement dated March 31, 2000 to the prospectus dated March 28, 2000, relating to the Notes and the method of distribution thereof and has previously advised the Representative of all


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further information (financial and other) with respect to the Notes to be set forth or incorporated by reference therein. Such registration statement, including the exhibits thereto, the documents incorporated by reference therein, and the information, if any, deemed to be a part thereof pursuant to Rule 430A of the 1933 Act (the "Rule 430A Information"), as amended at the date hereof, is hereinafter called the "Registration Statement;" such prospectus dated March 28, 2000, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(2) under the 1933 Act is hereinafter called the "Basic Prospectus;" such supplement dated March 31, 2000 to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(2) of the 1933 Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus". A preliminary prospectus shall be deemed to refer to any prospectus that omitted the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be. References herein to "this Agreement" shall, unless the context provides otherwise, refer to this Underwriting Agreement.

         Section 1. Representations and Warranties.

         (a) Representations and Warranties by the Depositor and SierraCities.com. Each of the Depositor and SierraCities.com jointly and severally represents and warrants to each of the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(b) and agrees with the each Underwriter as follows:

                  (i) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act (or, if issued, such order has been lifted) and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor or SierraCities.com, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.


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                  As of the date hereof, when the Registration Statement became effective, when the Prospectus is first filed pursuant to Rule 424(b)(2) under the 1933 Act, when, prior to Closing Time, any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, and at the Closing Time, (i) the Registration Statement, as amended as of any such time and the Prospectus, as amended or supplemented as of any such time will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939 Act, as amended (the "1939 Act"), if any, and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Depositor nor SierraCities.com makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information made in reliance upon and in conformity with information furnished to the Depositor or SierraCities.com in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus. The Depositor will file with the Commission within 15 days of issuance of the Notes, a report on Form 8-K setting forth specific information concerning the Notes and the Transaction Documents.

                  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                    (ii) Financial Statements. The financial statements of SierraCities.com and its consolidated subsidiaries which include SierraCities.com and the Depositor (the "Sierra Group"), dated December 31, 1999, December 31, 1998 and December 31, 1997 provided to the Representative, together with the related schedules and notes (collectively, the "Financial Statements"), present fairly the financial position of the Sierra Group at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Sierra Group for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                    (iii) Independent Accountants. Arthur Andersen LLP, who certified the audited portion of the Financial Statements are independent public accountants with respect to SierraCities.com and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.


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                    (iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor or SierraCities.com whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by Depositor or SierraCities.com, other than those in the ordinary course of business, which are material with respect to such entity and (C) there has been no material adverse change in the Financial Statements.

                    (v) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor and SierraCities.com.

                    (vi) Authorization of Transaction Documents; Qualification of Indenture. As of the Closing Time, each of the Transaction Documents to which any of the Depositor, SierraCities.com or the Trust is a party has been duly authorized, executed and delivered by each such entity, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Depositor, SierraCities.com or the Trust, as the case may be, enforceable against such persons in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been qualified under the 1939 Act.

                    (vii) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Time, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by the Indenture and entitled to the benefits of the Indenture and Trust Agreement.

                    (viii) Issuance of Trust Certificate. The Trust Certificate has been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Trust Agreement and delivered to the Depositor, will constitute the valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.


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                    (ix) Description of Securities and Transaction Documents.
         The Securities and each of the Transaction Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Prospectus.

                    (x) No Investment Company Registration. None of the Depositor, SierraCities.com or the Trust is now or, as a result of the transactions contemplated by this Agreement, will be, required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                    (xi) The Contracts. At or prior to the Closing Time, the Contracts will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects.

                    (xii) Use of Proceeds. The Depositor will cause the Trust to use the net proceeds of the Notes as described in the Base Prospectus under the caption "Use of Proceeds."

                    (xiii) Incorporation of Representations and Warranties. The representations and warranties of each of SierraCities.com and the Depositor in each of the Transaction Documents to which they are parties are true and correct in all material respects and are hereby restated and incorporated by reference herein with the same effect as if set forth in full herein and as of each Subsequent Transfer Date the representations and warranties of each of SierraCities.com and the Depositor in each of the Transaction Documents will be true and correct.

                    (xiv) Due Organization. Each of the Depositor and SierraCities.com is duly organized, validly existing and in good standing under the laws of the State of Delaware, has, or will have prior to the Closing Time, full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and to enter into and to perform its obligations under this Agreement, each Transaction Document to which it is a party or by which it may be bound and the Notes and each is duly qualified or registered to do business in each jurisdiction in which it owns or leases equipment (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of each of the Depositor and SierraCities.com, respectively or (ii) any risk whatsoever as to the enforceability of any Contract.

                    (xv) Absence of Defaults and Conflicts. Neither the Depositor nor SierraCities.com is in violation of its organizational or charter documents or bylaws, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for violations or


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         defaults that, individually or in the aggregate, have not had, and are not reasonably expected to have, a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects; the execution, delivery and performance by each of the Depositor or SierraCities.com of this Agreement, each Transaction Document to which it is a party and the Securities, the consummation of the transactions contemplated herein and therein or in the Prospectus and compliance by each of them with its obligations hereunder and thereunder have been, or will be prior to the Closing Time, duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, a default under, or result in the creation or imposition of any Lien (except as permitted by the Transaction Documents) upon any of its property or assets pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, except for conflicts, breaches, defaults or Liens that, individually or in the aggregate, will not have a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects, nor will such action result in any violation of the provisions of the entity's charter or organizational documents, bylaws, or any applicable law, administrative regulation or administrative or court decree.

                    (xvi) Absence of Proceedings. There are no actions, proceedings or investigations pending, or, to the knowledge of each of the Depositor and SierraCities.com, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Notes or the Transaction Documents,
         (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iii) which may, individually or in the aggregate, materially and adversely affect the performance by either the Depositor or SierraCities.com of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Transaction Documents, or (iv) which may affect adversely the federal income tax attributes of the Notes as described in the Prospectus.

                    (xvii) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Securities or the offering and sale of the Notes, (B) the execution, delivery and performance by the Depositor or SierraCities.com of this Agreement or any Transaction Document to which it is a party or (C) the consummation by the Depositor or SierraCities.com of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as have been obtained and are in full force and effect as of the Closing Time.

                    (xviii) Possession of Licenses and Permits. Each of the Depositor and SierraCities.com possesses all material certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorities, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on its


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         condition, financial or otherwise, earnings, business affairs or business prospects; and neither the Depositor or SierraCities.com has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, earnings, business affairs or business prospects or its ability to perform its respective obligations under each Transaction Document to which it is a party or by which it may be bound.

                    (xix) Absence of Business with Cuba. Neither
         SierraCities.com nor Depositor conducts business or has Affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

                    (xx) Payment of Taxes, Fees, Etc. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the Transaction Documents, or the execution and issuance of the Notes have been or will be paid at or prior to the Closing Time.

                    (xxi) Authorization of Master Agreement. As of the Closing Time, the Master Agreement has been duly authorized, executed and delivered by SierraCities.com, and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of SierraCities.com, enforceable against SierraCities.com in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (xxii) Principal Place of Business. The principal place of business of SierraCities.com and the Depositor is 600 Travis Street, Houston, Texas 77002. The principal place of business of each of the Warehouse Trust's is c/o Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York 10006 except for First Sierra Equipment Contract Trust 1999-H, the principal place of business which is c/o Christiana Bank and Trust Company, 3801 Kennett Pike, Greenville, Delaware 19807.

         (b) Officer's Certificates. Any certificate respecting the Securities signed by any officer of the Depositor, SierraCities.com or any of their respective Affiliates and delivered at the Closing Time to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Depositor, SierraCities.com or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby.

         Section 2. Sale and Delivery to the Underwriters; Closing.

         (a) Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the


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Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, the aggregate principal amount of each Class of Notes set forth in Schedule A opposite the name of such Underwriter (plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10) at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, in the case of
(i) the Class A-1 Notes, 7.49%, (ii) the Class A-2 Notes, 7.77% and (iii) the Class B Notes, 7.95%.

         (b) Payment. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York or at such other place as shall be agreed upon by the Representative, the Depositor and SierraCities.com, at 10:00 A.M. (New York time) on April 11, 2000, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Depositor and SierraCities.com (such date and time of payment and delivery being called the "Closing Time"). Pursuant to Rule 15c6-1(d) under the 1934 Act, the Depositor, SierraCities.com and the Representative have agreed that the Closing Time will be not less than five business days following the date hereof.

         Payment shall be made to the Depositor by wire transfer of immediately available funds to a bank account designated by the Depositor, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them (which delivery shall be made through the facilities of the DTC). It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) Book Entry Registration. Each Class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream"). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC, Euroclear, Clearstream and participating members thereof. Definitive certificates evidencing the Notes will be available only under the limited circumstances specified in the Indenture. Certificates for the Notes shall be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (New York time) on the last business day prior to the Closing Time.

         Section 3. Covenants of the Depositor and SierraCities.com. The Depositor and SierraCities.com jointly and severally covenant with the each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Depositor, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative and its counsel immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Depositor will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Depositor will notify the Representative promptly of any filing pursuant to Rule 424(b). The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Depositor will not file any amendment, supplement or revision to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus after the date hereof and prior to the Closing Time unless the Depositor has furnished to the Representative and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects, unless the Depositor determines that such filing is required by law.

         (c) Delivery of Registration Statement. The Depositor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectus. The Depositor has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Depositor hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Depositor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Depositor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and rules and regulations of the Commission promulgated under the 1934 Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act and the 1933 Act Regulations to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. Neither the consent of the Representative to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (f) Blue Sky Qualifications. The Depositor will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as may be reasonably requested by the Representative and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement.

         (g) Rule 158. As soon as practicable, but not later than 16 months after the effective date of the Underwriting Agreement, the Depositor will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least 12 months beginning after the effective date of the Underwriting Agreement which will satisfy the provisions of Section 11(a) of the 1933 Act and, at the option of the Depositor, will satisfy the requirements of Rule 158 under the 1933 Act.

         (h) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Restriction on Sale of Notes. For a period of 30 days from the date hereof, none of SierraCities.com, the Depositor or any of their respective Affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes other than private warehouse funding arrangements supported by direct finance lease and commercial loan contracts.

         (j) Reporting Requirements. The Depositor will file with the Commission such report on Form SR as may be required pursuant to Rule 463 under the 1933 Act and, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

         (k) Reports, Statements and Certificates. The Depositor and SierraCities.com agree that, so long as any Notes are outstanding, the Depositor or SierraCities.com, as the case may be, deliver or cause to be delivered to the Representative, as soon as copies become available, copies of (i) all documents required to be delivered to the Noteholders under the Transaction Documents,
(ii) each periodic report required to be filed by the Depositor with the Commission pursuant to the 1934 Act relating to the Notes or any order of the Commission thereunder and (iii) such other information with respect to the Securities concerning SierraCities.com, the Depositor or the Trust as the Representative may reasonably request from time to time.

         Section 4. Payment of Expenses.

         (a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements, exhibits and documents incorporated by reference) as originally filed and of each amendment thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, each Transaction Document and such other documents as may be required in connection with the issuance of the Securities or the offering, purchase, sale or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor, SierraCities.com and their respective Affiliates in connection with the transactions contemplated by this Agreement, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the fees and expenses of the Indenture Trustee and the Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement and
(vii) any fees payable in connection with the rating of the Notes.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters are subject to the accuracy of the representations and warranties of the Depositor and SierraCities.com contained in Section 1 or in certificates of any officer of the Depositor, SierraCities.com or any of their respective Affiliates delivered pursuant to the provisions hereof, to the performance by the Depositor and SierraCities.com of their covenants and other obligations hereunder and to the following additional conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission (or, if issued, such stop order shall have been lifted), and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Accountants' Comfort Letter. At the Closing Time, the Representative, SierraCities.com and the Depositor shall have received from Arthur Andersen LLP a letter or letters dated as of the date of the Prospectus, in form and substance as previously agreed to by the Representative and otherwise satisfactory in form and substance to the Representative and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters," with respect to certain financial, statistical and other information contained in the Prospectus.

         (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse changes in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, SierraCities.com and their respective Affiliates, whether or not arising in the ordinary course of business, and the Representative shall have received (i) certificates of authorized officers of the Depositor and SierraCities.com, dated as of the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) each of the Depositor and SierraCities.com has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission (or, if a stop order has been issued, such order has been subsequently lifted) and (ii) a certificate of authorized officers of Sky, dated as of the Closing Time, as to
(A) the due authorization, execution and delivery of the Master Agreement, (B) the enforceability of the Master Agreement and (C) the due organization and valid existence of Sky and the absence of proceedings in relation to Sky which could have a material adverse affect on Sky's ability to perform its obligations under the Master Agreement.

         (d) Opinion of Special Counsel for the Depositor. At the Closing Time, the Representative shall have received the favorable opinion of Dewey Ballantine LLP, counsel to the Depositor, dated the Closing Time and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                    (i) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Depositor has corporate power and authority to carry on its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party and is duly qualified as a foreign corporation to transact business in each state necessary to enable it to perform its obligations and is in good standing in such states.

                    (ii) The Notes have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Indenture, and delivered against payment of the consideration specified in this Agreement, will be duly and validly issued and outstanding, constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture. The Trust Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Trust Agreement, and delivered to the Depositor, will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement.

                    (iii) Each of the Indenture, the Contribution Agreement, the Receivables Transfer Agreement, the Trust Agreement and the Servicing Agreement, and assuming no change in law or factual circumstances, any Subsequent Contribution Agreement or Subsequent Transfer Agreement, has been duly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding agreement of the Depositor enforceable against the Depositor in accordance with its terms (in each case, subject to certain generally applicable limitations set forth in such opinion).

                    (iv) To such counsel's knowledge, there is no action, suit, proceeding, inquiry or investigation pending or threatened to which the Depositor is a party or to which any of its properties or assets is subject, before or brought by any court or governmental agency or body,
         (i) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any Transaction Document or (iii) that would, if determined adversely to the Depositor, materially and adversely affect the performance by the Depositor of its respective obligations under, or the validity or enforceability of, this Agreement or any Transaction Document to which it is a party or the Notes, or materially adversely affect its condition or operations.

                    (v) The statements in the Prospectus under the captions "Summary," "Risk Factors," "Description of the Notes" and "Description of the Transaction Documents," insofar as such statements purport to summarize certain terms or provisions of the Notes, the Transaction Documents and the Master Agreement, provide a fair summary of such provisions and the statements in the Prospectus under the captions "Risk Factors," "Description of the Transaction Documents," "Material Federal Income Tax Considerations," "State and Local Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the States of Delaware or New York have been prepared or reviewed by such counsel and provide a fair summary in all material respects.

                    (vi) To such counsel's knowledge, no order, consent, authorization or approval of any Delaware, New York or federal court or governmental authority or agency applicable to the Depositor, is required in connection with the issuance of the Notes or the offering or the sale of the Notes, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Time.

                    (vii) None of (A) the execution, delivery and performance by the Depositor of this Agreement or any Transaction Document to which such entity is a party, (B) the consummation of the transactions contemplated herein or therein by the Depositor or (C) the fulfillment of the terms hereof or thereof by the Depositor, will conflict with, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Transaction Documents) upon any property or assets of such entity pursuant to the terms of (i) the charter or bylaws of such entity, (ii) to such counsel's knowledge and except as otherwise provided in the Transaction Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject or (iii) to such counsel's knowledge, any applicable law, statute or regulation or any judgment, order or decree applicable to such entity of any court, regulatory body or other governmental instrumentality having jurisdiction over such entity; excepting, in the case of clauses (ii) and (iii) above, defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of such entity or a material adverse effect in the ability of such entity to perform its obligations under any Transaction Document to which it is a party.

                    (viii) Neither the Depositor nor the Trust is required to be registered as an "investment company" under the 1940 Act.

                    (ix) The Indenture has been qualified under the 1939 Act.

                    (x) To such counsel's knowledge, the Depositor possesses such certificates, authorities, licenses, permits and other governmental authorizations necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor or the ability of the Depositor to perform its obligations under the Transaction Documents to which it is a party.

                    (xi) Nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or any amendment thereto, including any 430A Information (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (xii) All descriptions in the Registration Statement of the Transaction Documents, the Master Agreement or other contracts or documents filed as exhibits to the Registration Statement to which the Depositor, SierraCities.com or its Affiliates is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                    (xiii) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                    (xiv) The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement or the Prospectus, as of their respective effective or issue dates (other than the financial statements and schedules and other financial data included therein, and the Trustee's Statement of Eligibility on Form T-1, as to which no opinion need be expressed), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xv) For federal income tax purposes, the Notes will be considered debt, the Trust will not be an association taxable as a corporation and the Trust will not be a publicly traded partnership taxable as a corporation.

                    (xvi) Assuming no change in law or factual circumstances, on each Transfer Date, the Contribution Agreement and each Subsequent Contribution Agreement either (i) transfers an ownership interest in the related Collateral being transferred on such Transfer Date by SierraCities.com to the Sellers or (ii) creates a valid security interest in the related Collateral in favor of the Sellers as security for the obligations of SierraCities.com set forth in the Contribution Agreement.

                    (xvii) Assuming no change in the law or the factual circumstances, on each Transfer Date, the Receivables Transfer Agreement and each related Subsequent Transfer Agreement either (i) transfers an ownership interest in the related Collateral being transferred on such Transfer Date by the Sellers to the Trust or (ii) creates a valid security interest in the related Collateral, in favor of the Trust as security for the obligations of the Sellers set forth in the Receivables Transfer Agreement.

                    (xviii) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Collateral as security for the Secured Obligations.

                    (xix) The Contracts are chattel paper as defined in the UCC.

                    (xx) The Guaranty is not required to be registered as a security under the 1933 Act.

                    (xxi) The Letters of Credit are not required to be registered under the 1933 Act.

                    (xxii) The Receivables Transfer Agreement has been duly authorized, executed and delivered by the Sellers, and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Sellers, enforceable against such parties, in accordance with its terms.

                    (xxiii) To the extent that the UCC as in effect in the State of New York (the "New York UCC") is applicable, following the filing of the financing statement naming the Trust, as secured party, and the Warehouse Trusts, as debtors (the "New York Trust Financing Statement"), assuming no change in the law or factual circumstances:
         (a) on each Transfer Date, the security interest in favor of the Trust in the Collateral being transferred on such Transfer Date will be perfected as of the related Transfer Date and (ii) before giving effect to the pledge of such collateral by the Trust to the Indenture Trustee, no other security interest in such Collateral will be equal to or prior to such security interest. The New York Trust Financing Statement is in appropriate form for filing under the New York UCC.

         (e) Opinion of Counsel for SierraCities.com. At the Closing Time, the Representative shall have received the favorable opinion of Vinson & Elkins, counsel to the SierraCities.com, dated the Closing Time and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                    (i) SierraCities.com has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; SierraCities.com has corporate power and authority to carry on its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Master Agreement and each Transaction Document to which it is a party and is duly qualified as a foreign corporation to transact business in each state necessary to enable it to perform its obligations and is in good standing in such states.

                    (ii) Each of the Master Agreement and the Transaction Document to which SierraCities.com is a party has been duly authorized, executed and delivered by SierraCities.com and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of SierraCities.com enforceable against SierraCities.com in accordance with its terms (in each case, subject to certain generally applicable limitations set forth in such opinion).

                    (iii) To such counsel's knowledge, there is no action, suit, proceeding, inquiry or investigation pending or threatened, to which SierraCities.com is a party or to which any of its properties or assets is subject, before or brought by any court or governmental agency or body, (i) asserting the invalidity of this Agreement, the Master Agreement, any Transaction Document or the Notes, (ii) seeking to prevent the issuance of the Notes, or the consummation of any of the transactions contemplated by this Agreement, the Master Agreement or any Transaction Document or (iii) that would, if determined adversely to SierraCities.com, materially and adversely affect the performance by SierraCities.com of its obligations under, or the validity or enforceability of, this Agreement, the Master Agreement or any Transaction Document to which it is a party or the Notes, or materially adversely affect its condition or operations.

                    (iv) To such counsel's knowledge, no order, consent, authorization or approval of any Delaware, New York or federal court or governmental authority or agency applicable to SierraCities.com, is required in connection with the issuance of the Notes or the offering or the sale of the Notes, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Time.

                    (v) None of (A) the execution, delivery and performance by SierraCities.com of this Agreement or by SierraCities.com of the Master Agreement or any Transaction Document to which such entity is a party,
         (B) the consummation of the transactions contemplated herein or therein by SierraCities.com or (C) the fulfillment of the terms hereof or thereof by SierraCities.com, will conflict with, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Master Agreement or the Transaction Documents) upon any property or assets of such entity pursuant to the terms of (i) the charter or bylaws of SierraCities.com, (ii) to such counsel's knowledge and except as otherwise provided in the Master Agreement or the Transaction Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject or (iii) to such counsel's knowledge, any applicable law, statute or regulation or any judgment, order or decree applicable to such entity of any court, regulatory body or other governmental instrumentality having jurisdiction over such entity; excepting, in the case of clauses (ii) and (iii) above, defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of such entity or a material adverse effect in the ability of such entity to perform its obligations under the Master Agreement or any Transaction Document to which it is a party, as the case may be.

                    (vi) SierraCities.com is not required to be registered as an "investment company" under the 1940 Act.

                    (vii) To such counsel's knowledge, SierraCities.com possesses such certificates, authorities, licenses, permits and other governmental authorizations necessary to conduct the business now operated by it, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such entity or the ability of such entity to perform its obligations under the Master Agreement or any Transaction Document to which it is a party.

         (f) Opinion of Special Delaware Counsel to the Depositor and SierraCities.com. At the Closing Time, the Representative shall have received the favorable opinion of Stradley, Ronon, Stevens & Young LLP special Delaware counsel to the Depositor and SierraCities.com, dated the Closing Time and in form and substance satisfactory to Counsel for the Underwriters, substantially to the effect that:

                    (i) The Trust has been duly formed and is validly existing in good standing as a common law trust under the laws of the State of Delaware.

                    (ii) Under Delaware law and its related formation documents, the Trust has all necessary power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

                    (iii) Under Delaware law and its related formation documents, the execution and delivery by the Trust of the Transaction Documents to which it is a party, and the performance by it thereunder, have been duly authorized by all necessary business trust action on the part of the Trust.

                    (iv) The Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.

                    (v) To the extent that the UCC as in effect in the State of Delaware (the "Delaware UCC") is applicable, following the filing of the financing statement naming the Trust, as secured party, and the Warehouse Trusts, as debtors (the "Delaware Trust Financing Statement"), assuming no change in the law or factual circumstances:
         (a) on each Transfer Date, the security interest in favor of the Trust in the Collateral being transferred on such Transfer Date will be perfected as of the related Transfer Date and (ii) before giving effect to the pledge of such collateral by the Trust to the Indenture Trustee, no other security interest in such Collateral will be equal to or prior to such security interest. The Delaware Seller Financing Statement is in appropriate form for filing under the Delaware UCC.

                    (vi) To the extent that the Delaware UCC is applicable (without regard to conflict of laws principles), and assuming that the security interest created by the Indenture in the Trust Estate Collateral has been duly created and has attached, following the filing of the financing statement naming the Indenture Trustee, as secured party, and the Trust, as debtor (the "Delaware Indenture Trustee Financing Statement"), the Indenture Trustee will have a perfected security interest therein, and such security interest will be prior to any other security interest therein. The Delaware Indenture Trustee Financing Statement is in appropriate form for filing under the Delaware UCC.

         (g) Opinion of Special Bankruptcy Counsel to the Depositor and SierraCities.com. At the Closing Time, the Representative shall have received the favorable opinion of Dewey Ballantine LLP, special bankruptcy counsel to the Depositor and SierraCities.com, dated the Closing Time and in form and substance satisfactory to counsel for the Underwriters, with respect to certain true sale and bankruptcy matters, including an opinion that a trustee in bankruptcy of Sky, or Sky as debtor in possession would not prevail in an action (i) to enforce the automatic stay of Section 362(a) of the Bankruptcy Code to prevent payment of the Contracts and the proceeds to SierraCities.com or (ii) compel the turnover of the contracts and the proceeds by SierraCities.com, as property of Sky's estate, under Section 541 or 542 of the Bankruptcy Code.

         (h) Opinion of Special Texas Counsel to the Depositor and SierraCities.com. At the Closing Time, the Representative shall have received the favorable opinion of Vinson & Elkins, special Texas counsel to the Depositor and SierraCities.com, dated the Closing Time and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                    (i) To the extent that the UCC as in effect in the State of Texas (the "Texas UCC") is applicable, following the filing of the financing statement naming Sellers, as secured parties, and SierraCities.com, as debtor (the "Texas Sellers Financing Statement"), assuming no change in the law or the factual circumstances: (i) on each Transfer Date, the security interest in favor of the Sellers in the Collateral being transferred on such Transfer Date will be perfected as of the related Transfer Date and (ii) before giving effect to the transfer of the Collateral by the Sellers to the Trust, no other security interest in such Collateral will be equal or prior to such security interest. The Texas Sellers Financing Statement is in appropriate form for filing in the relevant office under the Texas UCC.

                    (ii) To the extent that the Texas UCC is applicable, following the filing of the financing statement naming the Trust, as secured party, and the Sellers, as debtors (the "Texas Trust Financing Statement"), assuming no change in the law or the factual circumstances: (i) on each Transfer Date, the security interest in favor of the Trust in the Collateral being transferred on such Transfer Date will be perfected as of the related Transfer Date and (ii) before giving effect to the pledge of such collateral by the Trust to the Indenture Trustee, no other security interest in the Collateral being transferred on such

         Transfer Date will be equal or prior to such security interest. The Texas Trust Financing Statement is in appropriate form for filing in the relevant office under the Texas UCC.

                    (iii) Under Texas law, the Notes will be considered debt and the Trust will not, for Texas income tax purposes, be classified as an association taxable as a corporation, and Noteholders who are not residents of or otherwise subject to tax in Texas will not, solely by reason of their acquisition of an interest in any Class of Notes, be subject to Texas income, franchise, excise or similar taxes with respect to interest on any Class of Notes or with respect to any of the other Trust property.

         (i) Opinion of Counsel for Indenture Trustee. At the Closing Time, the Representative shall have received the favorable opinion of Seward & Kissell LLP, counsel to Banker's Trust, as Indenture Trustee and Trust Agent, dated the Closing Time and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                    (i) Banker's Trust has been duly incorporated and is validly existing as a national banking corporation, in good standing under the federal laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Transaction Document to which Banker's Trust is a party.

                    (ii) Each Transaction Document to which Banker's Trust is a party has been duly authorized, executed and delivered by Banker's Trust and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of Banker's Trust enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (iii) The Notes have been duly executed, authenticated and delivered by Banker's Trust, as Indenture Trustee.

                    (iv) Neither the execution nor delivery by Banker's Trust of each Transaction Document to which it is a party nor the consummation of any of the transactions by Banker's Trust contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of Banker's Trust.

                    (v) The execution and delivery of each Transaction Document to which Banker's Trust is a party and the performance by Banker's Trust of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of Banker's Trust, (B) the Articles of Association or Bylaws of Banker's Trust or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which Banker's Trust is a party or to which its assets are subject.

         (j) Opinion of Counsel for Owner Trustee. At the Closing Time, the Representative shall have received the favorable opinion of Stradley, Ronon, Stevens & Young LLP, counsel to the Owner Trustee, dated the Closing Time and satisfactory in form and substance to counsel for the Underwriters, substantially to the effect that:

                    (i) The Owner Trustee has been duly incorporated and is validly existing as a national banking corporation, in good standing under the laws of Delaware the federal laws of the United States of America.

                    (ii) The Owner Trustee has full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Owner Trustee under each Transaction Document to which it is a party.

                    (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, each other Transaction Document to which the Owner Trustee is a party, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary corporate action and each has been executed and delivered by the Owner Trustee.

                    (iv) The Trust Agreement constitutes a valid binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (v) Neither the execution nor delivery by the Owner Trustee of each Transaction Document to which it is a party nor the consummation of any of the transactions by the Owner Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained.

                    (vi) Each of the Notes and the Trust Certificate have been duly executed, authenticated and delivered by the Owner Trustee.

                    (vii) The execution and delivery of each Transaction Document to which the Owner Trustee is a party and the performance by the Owner Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Owner Trustee, (B) the Articles of Association or Bylaws of the Owner Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Owner Trustee is a party or to which its assets are subject.

         (k) Opinion of Counsel for Letter of Credit Banks. At the Closing Time, the Representative shall have received the favorable opinion of in-house counsel to the Letter of Credit Banks, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                    (i) The Letter of Credit Banks are duly organized as a corporation and is validly existing under the laws of the country of their organization, and have the full power and authority (corporate and other) to issue, and to take all action required of it under, the Letters of Credit.

                    (ii) The execution, delivery and performance by the Letter of Credit Banks of the Letters of Credit have been duly authorized by all necessary corporate action on the part of the Letter of Credit Banks.

                    (iii) The execution, delivery and performance by the Letter of Credit Banks of the Letters of Credit do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been effected.

                    (iv) The Letters of Credit have been duly authorized, executed and delivered by the Letter of Credit Banks and constitute legal, valid and binding obligations of the Letter of Credit Banks, enforceable against each Letter of Credit Bank in accordance with their respective terms (subject, as to enforcement, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equity principles).

         (l) Opinion of Counsel for Sky and Sky Parent. At the Closing Time, the Representative shall have received the favorable opinion of in-house counsel to Sky and Sky Parent, dated the Closing Time and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                    (i) Each of Sky and Sky Parent have been duly incorporated and are validly existing as corporations, in good standing under the laws of Ohio with full power and authority (corporate and other) to own their respective properties and conduct their respective businesses, as presently conducted by them, and to enter into and perform their respective obligations under the Master Agreement and the Letters of Credit and the Guaranty (collectively, the "Sky Documents").

                    (ii) The Sky Documents have been duly authorized, executed and delivered by each of Sky and Sky Parent and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligations of Sky and Sky Parent enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) The endorsement and delivery of each Contract, and the execution of the Master Agreement is sufficient to fully transfer to SierraCities.com all right, title and interest of Sky in the Contracts, the security interests in the Equipment and the proceeds relating thereto, and will be sufficient to permit SierraCities.com to avail itself of all protection available lender applicable law against the claims, if any, present or future creditors of SierraCities.com and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Contracts, the security interests in the Equipment and the proceeds relating thereto, by Sky from being enforceable.

         (m) Opinion of Counsel for the Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel to the Depositor, SierraCities.com, Sky and the Letter of Credit Banks satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Depositor, SierraCities.com and their subsidiaries and certificates of public officials.

         (n) Reliance Letters. Counsel to the Depositor, SierraCities.com, the Letters of Credit Banks and Sky, and counsel delivering any opinions prior to or at the end of the Pre-Funding Period, shall provide reliance letters to the Representative relating to each legal opinion relating to the transaction contemplated hereby rendered to the Indenture Trustee, the Trustee or either Rating Agency.

         (o) Maintenance of Rating. At the Closing Time, (i) the Class A Notes shall be rated by Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. (the "Rating Agencies") in their highest rating category and (ii) the Class B Notes shall be rated by the Rating Agencies at least "Aa3" or its equivalent, and SierraCities.com and the Depositor shall have delivered to the Representative a letter dated the Closing Time from the Rating Agencies, or other evidence satisfactory to the Representative, confirming that the Class A Notes and Class B Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Class A Notes and Class B Notes or any other securities of the Depositor or SierraCities.com by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any Class of Notes or any other securities of the Depositor or SierraCities.com.

         (p) Transaction Documents. At the Closing Time, the representations and warranties of each of the Depositor, the Sellers, SierraCities.com, the Indenture Trustee, the Owner Trustee and the Trust contained in the Transaction Documents shall be true and correct in all material respects and each party shall perform its obligations thereunder.

         (q) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor or SierraCities.com in connection with the foregoing shall be reasonably satisfactory in form and substance to counsel for the Underwriters.

         (r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Depositor and SierraCities.com at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         Section 6. Indemnification.

         (a) Indemnification of Underwriters. The Depositor and SierraCities.com jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d)) any such settlement is effected with the written consent of the Depositor and SierraCities.com; and

                    (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor or SierraCities.com by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of the Depositor and SierraCities.com. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, SierraCities.com, each person who signed the Registration Statement, each person who was a director of the Depositor at the time of filing the Registration Statement and each person, if any, who controls the Depositor or SierraCities.com within the meaning of Section 15 of the 1993 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430A Information or any Preliminary Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor or SierraCities.com by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b), counsel to the indemnified parties shall be selected by the Depositor or SierraCities.com, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         Section 7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and SierraCities.com, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Depositor and SierraCities.com, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Depositor and SierraCities.com, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Depositor and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial offering price of the Notes as set forth on the cover.

         The relative fault of the Depositor and SierraCities.com, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or SierraCities.com or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Depositor, SierraCities.com and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters are treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each person who signed the Registration Statement, and each person, if any, who controls the Depositor or SierraCities.com within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Depositor and SierraCities.com. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A and not joint.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Depositor, SierraCities.com and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Depositor, SierraCities.com and their respective Affiliates, and shall survive delivery of the Notes to the Underwriters.

         Section 9. Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Depositor and SierraCities.com, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor,

SierraCities.com or SierraCities.com and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any securities of the Depositor or SierraCities.com has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal, New York or Texas authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                    (a) if the amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                    (b) if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Depositor shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration

Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Theodore F. Breck; notices to the Depositor or SierraCities.com shall be directed to it at 600 Travis Street, Houston, Texas 77002, Attention: Sandy Ho (in the case of SierraCities.com) or to the Depositor at 600 Travis Street, Houston, Texas 77002, Attention: E. Roger Gebhart (in the case of the Depositor).

         Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Depositor, SierraCities.com and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor, SierraCities.com and their respective successors and the controlling persons, directors and officers referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Depositor, SierraCities.com and their respective successors, and the controlling persons, directors and officers referred to in Sections 6 and 7 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not effect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor and SierraCities.com a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Depositor and SierraCities.com in accordance with its terms.

                                        Very truly yours,


                                        FIRST SIERRA RECEIVABLES III, INC.

                                        By:     /s/ E. Roger Gebhart
                                           ------------------------------------
                                                    E. Roger Gebhart
                                                    Vice President

                                        SIERRACITIES.COM INC.

                                        By:    /s/ E. Roger Gebhart
                                           ------------------------------------
                                                   E. Roger Gebhart
                                                   Vice President

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By:   /s/ Theodore F. Breck
   -----------------------------------
          Theodore F. Breck
          Authorized Signatory


         For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A


                                                                                                Principal Amount of
                                                Principal Amount of     Principal Amount of           Class B
Name of Underwriter                               Class A-1 Notes         Class A-2 Notes              Notes
-------------------                             -------------------     -------------------     -------------------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated....................  $     63,000,000        $     83,600,000        $     14,052,729.00
First Union Securities, Inc...................        12,000,000              16,000,000                       0
                                                -------------------     -------------------     -------------------
         Total                                  $     75,000,000.00     $     99,600,000.00     $     13,306,118.00
                                                ===================     ===================     ===================



                                      SA-1